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                                                                    Exhibit 23.8

                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER


I hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-4 of Patterson-UTI Energy, Inc., and its subsidiaries of information contained in my summary reserve reports appearing in the Patterson-UTI Energy, Inc. Annual Report on Form 10-K for the year ended December 31, 2002, relating to the oil and gas reserves as of December 31, 2000, 2001 and 2002.


                                             /s/ M. Brian Wallace
                                             -----------------------------------
                                             M. Brian Wallace


Dallas, Texas

December 9, 2003